Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Wrap Technologies, Inc. of our report dated March 7, 2019, relating to the financial statements of Wrap Technologies, Inc. for the year ended December 31, 2018.

/s/ Rosenberg Rich Baker Berman, P.A.

Somerset, New Jersey
June 24, 2019